UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2026

New Mountain Net Lease Trust

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56701	99-6897976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, 48th Floor
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 720-0300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 31, 2026, the Company declared distributions for each class of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing Fee	Management Fee	Net Distribution
Class I Common Shares	$0.1546	$0.00	$0.0210	$0.1336
Class F Common Shares	$0.1546	$0.00	$0.0169	$0.1377
Class A Common Shares	$0.1546	$0.00	$0.0169	$0.1377
Class E Common Shares	$0.1546	$0.00	$-	$0.1546

The distributions for each class of Common Shares are payable to shareholders of record as of the close of business on August 31, 2026, and will be paid on or about September 9, 2026. These distributions will be paid in cash or reinvested in the applicable class of Common Shares for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN NET LEASE TRUST

Date:	August 31, 2026	By:	/s/ Kellie Steele
		Name: Title:	Kellie Steele Chief Financial Officer